EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this "Agreement") is entered into as of July 19, 2007 by and between AMERICAN MOLD GUARD, INC., a California corporation ("(the "Pledgor") and CALLIOPE CAPITAL CORPORATION, a Delaware corporation ("Calliope").

RECITALS

WHEREAS, pursuant to that certain Security Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Security Agreement" together with all documents, instruments and agreements executed in connection therewith, collectively, the "Documents") by and among the Pledgor, certain Subsidiaries of the Pledgor named therein (the Pledgor together with such Subsidiaries, collectively, the "Borrowers") and Calliope, Calliope agreed to extend certain financial accommodations to Borrowers.

WHEREAS, it is a condition precedent to the effectiveness of the Security Agreement and the obligations of Calliope thereunder that the Pledgor shall have executed and delivered this Agreement in favor of Calliope.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Security Agreement.

    Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations, the Pledgor hereby pledges and assigns to Calliope, and grants to Calliope, a first priority security interest (the "Security Interest") in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

      Equity Interests. 100% of each class of the issued and outstanding stock and/or membership interests, as applicable, owned by the Pledgor of each Subsidiary (set forth on Schedule 1 attached hereto together with the certificates (or other agreements or instruments), if any, representing such stock and/or membership interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of stock and membership interests and/or proceeds described in Sections 2(b) and 2(c) below, the "Equity Interests"), including, but not limited to, the following:

        all shares or securities representing a dividend on any of the Equity Interests, or representing a distribution or return of capital upon or in respect of the Equity Interests, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Equity Interests; and

        without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under any Document, in the event of any consolidation or merger involving the issuer of any Equity Interests and in which such issuer is not the surviving entity, all shares of each class of the stock of the successor entity formed by or resulting from such consolidation or merger.

      Additional Interests. 100% of each class of the issued and outstanding stock and/or membership interests owned by the Pledgor of any Person which hereafter becomes a Subsidiary, including, without limitation, the certificates, if any, representing such stock and/or membership interests.

      Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

    Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter deliver additional shares of stock and/or membership interests, as applicable, to Calliope as collateral security for the Secured Obligations. Upon delivery to Calliope, such additional shares of stock and/or membership interests shall be deemed to be part of the Collateral and shall be subject to the terms of this Agreement whether or not Schedule 1 is amended to refer to such additional shares or membership interests.

    Security for Secured Obligations. The security interest created hereby in the Collateral of the Pledgor constitutes continuing collateral security for (the "Secured Obligations"): (a) the obligations of the Pledgor under the Security Agreement and the Ancillary Agreements referred to in the Security Agreement (the Security Agreement and the Ancillary Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other obligations and liabilities of the Pledgor to Calliope whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Secured Obligations, or of any instrument evidencing any of the Secured Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against the Pledgor under Title 11, United States Code, including, without limitation, obligations of the Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Secured Obligations but for the commencement of such case).

    Delivery of the Collateral. The Pledgor hereby agrees that:

      Delivery of Certificates. The Pledgor shall deliver to Calliope (i) simultaneously with or prior to execution and delivery of this Agreement, all certificates representing the Equity Interests and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting the Collateral. Prior to delivery to Calliope, all such certificates and instruments constituting the Collateral shall be held in trust by the Pledgor for the benefit of Calliope pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 2 attached hereto.

      Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Collateral, any (i) stock certificate, membership certificate or other certificate representing stock or a membership interest, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of Calliope, shall segregate it from the Pledgor's other property and shall deliver it forthwith to Calliope in the exact form received together with any necessary endorsement and/or appropriate stock power or membership interest power, as applicable, duly executed in blank, substantially in the form provided in Schedule 2, to be held by Calliope as Collateral and as further collateral security for the Secured Obligations.

      Financing Statements. The Pledgor authorizes Calliope to file such UCC (as defined in Section 5(b) below) or other applicable financing statements as may be reasonably requested by Calliope in order to perfect and protect the Security Interest created hereby in the Collateral.

    Representations and Warranties. The Pledgor hereby represents and warrants to Calliope, that so long as any of the Secured Obligations remain outstanding or any Document is in effect:

      Authorization of the Equity Interests. The Equity Interest are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock or membership interests constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

      Title. The Pledgor has good and indefeasible title to the Collateral and will at all times be the legal and beneficial owner of such Collateral free and clear of any attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Liens"), except (i) Liens securing the Secured Obligations and (ii) Liens securing indebtedness of the Pledgor not to exceed $100,000 in the aggregate for the Pledgor, the Parent and the other Subsidiaries of the Parent party to the Subsidiary Guaranty so long as all such Liens are removed or otherwise released to Calliope's satisfaction within ten (10) days of the creation thereof (the "Permitted Liens"). Except with respect to Permitted Liens, there exists no "adverse claim" within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") with respect to the Equity Interests.

      Exercising of Rights. To the best of the Pledgor's knowledge, the exercise by Calliope of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

      Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Equity Interests is required either (i) for the pledges made by the Pledgor or for the granting of the security interests by the Pledgor pursuant to this Agreement or (ii) to the best of the Pledgor's knowledge, for the exercise by Calliope of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

      Security Interest/Priority. This Agreement creates a valid first priority security interest in favor of Calliope in the Collateral. The taking possession by Calliope of the certificates, if any, representing the Equity Interests and all other certificates and instruments constituting Collateral and/or the execution and delivery of a Control Agreement (as defined in Section 6(d) below) with regard to such uncertificated Equity Interests consisting of membership interests will perfect and establish the first priority of Calliope's security interest, in the Equity Interests and, when properly perfected by filing or registration, in all other Collateral represented by such Equity Interests and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

    Covenants. The Pledgor hereby covenants, that so long as any of the Secured Obligations remain outstanding or any Document is in effect, the Pledgor, shall:

      Books and Records. Mark its books and records (and shall cause each issuer of the Equity Interests of the Pledgor to mark its books and records) to reflect the security interest granted to Calliope, pursuant to this Agreement and the other Documents.

      Defense of Title. Warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

      Additional Equity Interests. Not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of any issuer of such Equity Interests; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

      Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that Calliope may reasonably request in order to (i) perfect and protect the security interest created hereby in the Collateral (including without limitation any and all action necessary to satisfy Calliope that Calliope has obtained a first priority perfected Security Interest in any stock and/or membership interest; (ii) enable Calliope to exercise and enforce its rights and remedies hereunder in respect of the Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by Calliope, (A) delivering to Calliope irrevocable proxies in respect of the Collateral, which irrevocable proxies will be strictly and only for the purpose of allowing Calliope to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Calliope to exercise and enforce its rights and remedies hereunder with respect to the Collateral and (B) executing and delivering, and causing the issuer of such Equity Interests to execute and deliver, a limited liability company or a limited partnership control agreement ("Control Agreement") in form and substance satisfactory to Calliope.

      Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Collateral other than pursuant hereto, including, without limitation, any amendment that would (i) impair the Collateral or adversely affect in any respect the rights, privileges, benefits and security interests provided to or intended to be provided to Calliope or (ii) that in any way adversely affects the perfection of the Security Interest of Calliope in the Collateral, including, without limitation, any amendment electing to no longer treat any membership interest as a security under Section 8-103 of the Code, or any election to turn any previously certificated membership interest into an uncertificated membership interest.

      Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Collateral.

    Advances by Calliope. Upon the occurrence and during the continuance of an Event of Default, Calliope may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as Calliope may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which Calliope may make for the protection of the Security Hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Contract Rate for the Notes. No such performance of any covenant or agreement by Calliope on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Agreement or the other Documents. Calliope may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

    Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

      An "Event of Default" under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

      The Pledgor shall default in the performance of any of its obligations under any agreement between the Pledgor and Calliope, including, without limitation, this Agreement, and such default shall not be cured during any applicable cure period;

      Any representation or warranty of the Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

      Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by Calliope) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

      The Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

    Remedies.

      General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, Calliope shall have, in respect of the Collateral, in addition to the rights and remedies provided herein, in the Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

      Transfer and Sale of Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, Calliope may, in its sole discretion, sell or otherwise dispose of or realize upon the Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as Calliope may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, Calliope may in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of Section 29 of the Security Agreement at least ten (10) days before the time of such sale. Calliope shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Calliope may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that Calliope may deem it impracticable to effect a public sale of all or any part of the Equity Interests or any of the securities constituting the Collateral and that Calliope may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Calliope shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, as amended, and Calliope may, in such event, bid for the purchase of such securities.

      Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, Calliope may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until Calliope shall have provided such notices, however, Calliope shall not be deemed to have retained the Collateral in satisfaction of any Secured Obligations for any reason.

      Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Calliope is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the Contract Rate for the Notes, together with the costs of collection and the reasonable fees of any attorneys employed by Calliope to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgor, or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

    Rights of Calliope.

      Power of Attorney. In addition to other powers of attorney contained herein, the Pledgor hereby designates and appoints Calliope, and each of its designees or agents as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

        to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral, all as Calliope may reasonably determine;

        to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

        to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Calliope may deem reasonably appropriate;

        to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

        to direct any parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Calliope or as Calliope shall direct;

        to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

        to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

        to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Calliope may deem reasonably appropriate;

        to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Calliope may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

        to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as Calliope may determine;

        to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Equity Interests into the name of Calliope or into the name of any transferee to whom the Equity Interests or any part thereof may be sold pursuant to Section 9 hereof; and

        to do and perform all such other acts and things as Calliope may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

      This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding or any Document is in effect. Calliope shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Calliope in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Calliope shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Calliope solely to protect, preserve and realize upon its security interest in Collateral.

      Performance by Calliope of the Pledgor's Obligations. If the Pledgor fails to perform any agreement or obligation contained herein, Calliope itself may perform, or cause performance of, such agreement or obligation, and the expenses of Calliope incurred in connection therewith shall be payable by the Pledgor pursuant to Section 7 hereof.

      Assignment by Calliope. Subject to Section 23 of the Security Agreement, Calliope may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Calliope under this Agreement in relation thereto.

      Calliope's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Calliope hereunder, Calliope shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Collateral, and Calliope shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Pledgor. Calliope shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Calliope accords its own property, which shall be no less than the treatment employed by a reasonable and prudent Person in the industry, it being understood that Calliope shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Calliope has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

      Voting Rights in Respect of the Collateral.

        So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Document; and

        Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to clause (i) of this subsection (e) shall cease and all such rights shall thereupon become vested in Calliope which shall then have the sole right to exercise such voting and other consensual rights.

      Dividend Rights in Respect of the Collateral.

        So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, the Pledgor may receive and retain any and all dividends and other distributions (other than dividends and other distributions constituting Collateral which are addressed hereinabove) or interest paid in respect of the Collateral to the extent they are allowed under the Documents.

        Upon the occurrence and during the continuance of an Event of Default:

          all rights of the Pledgor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in Calliope which shall then have the sole right to receive and hold such dividends, other distributions and interest payments as Collateral; and

          all dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (A) of this clause shall be received in trust for the benefit of Calliope, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to Calliope as Collateral in the exact form received, to be held by Calliope as Collateral and as further collateral security for the Secured Obligations.

      Release of Collateral. Calliope may release any of the Collateral from this Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Collateral not expressly released or substituted.

    Application of Proceeds. Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Collateral, when received by Calliope in cash or its equivalent, will be applied as follows: first, to all reasonable costs and expenses of Calliope (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Agreement and/or any of the other Documents; second, to the principal amount of the Secured Obligations; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to all other amounts payable with respect to the Secured Obligations; and fifth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable to Calliope for any deficiency.

    Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, Calliope employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Pledgor agrees to promptly pay upon demand any and all such reasonable documented costs and expenses incurred by Calliope, all of which costs and expenses shall constitute Secured Obligations hereunder.

    Continuing Agreement.

      This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any Document is in effect or any amounts payable thereunder shall remain outstanding. Upon such payment and termination, this Agreement shall be automatically terminated and Calliope shall, upon the request and at the expense of the Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Agreement.

      This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Calliope as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Calliope in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

    Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except in accordance with the terms of the Security Agreement.

    Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Pledgor, its successors and assigns and shall inure, together with the rights and remedies of Calliope hereunder, to the benefit of Calliope and its successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of Calliope. To the fullest extent permitted by law, the Pledgor hereby releases Calliope, and its successors and permitted assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of Calliope, or its officers, employees or agents.

    Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 29 of the Security Agreement.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF THE SECURITY AGREEMENT RELATING TO CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

    Entirety. This Agreement and the other Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Documents or the transactions contemplated herein and therein.

    Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Agreement and the other Documents.

    Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by the Pledgor), or by a guarantee, endorsement or property of any other Person, then Calliope shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and Calliope has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies Calliope shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of Calliope's rights or the Secured Obligations under this Agreement or under any other of the Documents.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

AMERICAN MOLD GUARD, INC.

By: /s/ Tom Blakeley
Name:Tom Blakeley
Title:CEO

CALLIOPE CAPITAL CORPORATION

By: Laurus Capital Management, LLC
Its Investment Manager

By: /s/ David Grin ______
Name: David Grin
Title:Director